
                                                                     EXHIBIT 2.4



                           EMPLOYEE MATTERS AGREEMENT



                                     BETWEEN



                            MRV COMMUNICATIONS, INC.



                                       AND



                              OPTICAL ACCESS, INC.



                                 EFFECTIVE AS OF



                               SEPTEMBER 29, 2000


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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS...........................................................      1


    Section 1.1       401(k) Plan...........................................................      1


    Section 1.2       AD&D Plan.............................................................      1


    Section 1.3       Affiliate.............................................................      1


    Section 1.4       Agreement.............................................................      1


    Section 1.5       Ancillary Agreements..................................................      2


    Section 1.6       ASO Contracts.........................................................      2


    Section 1.7       Assets................................................................      2


    Section 1.8       Benefits Committee....................................................      2


    Section 1.9       Bonus Plan............................................................      2


    Section 1.10      COBRA.................................................................      2


    Section 1.11      Code..................................................................      2


    Section 1.12      Disability Plan.......................................................      2


    Section 1.13      DOL...................................................................      2


    Section 1.14      Effective Date........................................................      2


    Section 1.15      ERISA.................................................................      2


    Section 1.16      FMLA..................................................................      2


    Section 1.17      General Assignment and Assumption Agreement...........................      2


    Section 1.18      Group Insurance Policies..............................................      2


    Section 1.19      Group Life Plan.......................................................      2


    Section 1.20      HCFA..................................................................      3


    Section 1.21      Health and Welfare Plans..............................................      3


    Section 1.22      Health Plans..........................................................      3
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    Section 1.23      HMO...................................................................      3


    Section 1.24      HMO Agreements........................................................      3


    Section 1.25      IPO...................................................................      3


    Section 1.26      IPO Closing Date......................................................      3


    Section 1.27      IPO Registration Statement............................................      3


    Section 1.28      IRS...................................................................      3


    Section 1.29      Liabilities...........................................................      3


    Section 1.30      Master Transitional Services Agreement................................      3


    Section 1.31      Material Feature......................................................      3


    Section 1.32      MRV...................................................................      4


    Section 1.33      MRV Employee..........................................................      4


    Section 1.34      MRV Group.............................................................      4


    Section 1.35      MRV Stock Value.......................................................      4


    Section 1.36      MRV Terminated Employee...............................................      4


    Section 1.37      Nasdaq................................................................      4


    Section 1.38      Option................................................................      4


    Section 1.39      Outsource.............................................................      4


    Section 1.40      Optical Access........................................................      4


    Section 1.41      Optical Access Business...............................................      4


    Section 1.42      Optical Access Claims.................................................      4


    Section 1.43      Optical Access Employee...............................................      4


    Section 1.44      Optical Access Group..................................................      5


    Section 1.45      Optical Access Stock Value............................................      5


    Section 1.46      Optical Access Terminated Employee....................................      5


    Section 1.47      Optical Access Transferred Employee...................................      5
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    Section 1.48      Participating Company.................................................      6


    Section 1.49      Person................................................................      6


    Section 1.50      Plan..................................................................      6


    Section 1.51      Post-Separation Period................................................      6


    Section 1.52      QDRO..................................................................      6


    Section 1.53      QMCSO.................................................................      6


    Section 1.54      Ratio.................................................................      6


    Section 1.55      Record Date...........................................................      6


    Section 1.56      Restricted Stock......................................................      6


    Section 1.57      Revenue...............................................................      6


    Section 1.58      SEC...................................................................      6


    Section 1.59      Section 125 Plan......................................................      7


    Section 1.60      Separation............................................................      7


    Section 1.61      Separation Agreement..................................................      7


    Section 1.62      Separation Date.......................................................      7


    Section 1.63      Subsidiary............................................................      7


    Section 1.64      Tax Sharing Agreement.................................................      7


    Section 1.65      Unemployment Insurance Program........................................      7


    Section 1.66      Workers' Compensation Plan............................................      7


ARTICLE II            GENERAL PRINCIPLES....................................................      8


    Section 2.1       Assumption of Optical Access Liabilities..............................      8


    Section 2.2       Establishment of Optical Access Plans.................................      8


    Section 2.3       Optical Access Under No Obligation to Maintain Plans..................      9


    Section 2.4       Optical Access's Participation in MRV Plans...........................      9


    Section 2.5       Terms of Participation by Optical Access Transferred Employees
                      in Optical Access Plans...............................................     10
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    Section 2.6       Benefits Committee and Dispute Resolution.............................     11


    Section 2.7       Foreign Plans.........................................................     11


ARTICLE III           DEFINED CONTRIBUTION PLAN.............................................     11


    Section 3.1       401(k) Plan...........................................................     11


ARTICLE IV            HEALTH AND WELFARE PLANS..............................................     12


    Section 4.1       Health Plans as of the Effective Date.................................     12


    Section 4.2       Health Plans from the Separation Date through the Effective Date......     13


    Section 4.3       Group Life Plan.......................................................     14


    Section 4.4       AD&D Plan.............................................................     14


    Section 4.5       Long-Term Disability Plan.............................................     14


    Section 4.6       Long-Term Care Plan...................................................     15


    Section 4.7       Section 125 Plan......................................................     15


    Section 4.8       COBRA.................................................................     15


    Section 4.9       Leave of Absence Plans and FMLA.......................................     16


    Section 4.10      Workers' Compensation Plan............................................     16


    Section 4.11      Administrative Services...............................................     17


ARTICLE V             EQUITY AND OTHER COMPENSATION.........................................     17


    Section 5.1       Bonus Plan............................................................     17


    Section 5.2       Administrative Services...............................................     18


ARTICLE VI            ADMINISTRATIVE PROVISIONS.............................................     18


    Section 6.1       Master Transitional Services Agreement................................     18


    Section 6.2       Payment of Liabilities, Plan Expenses and Related Matters.............     18


    Section 6.3       Transitional Staffing Services........................................     19


    Section 6.4       Sharing of Participant Information....................................     19


    Section 6.5       Reporting and Disclosure Communications to Participants...............     19
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    Section 6.6       Audits Regarding Vendor Contracts.....................................     20


    Section 6.7       Employee Identification Numbers.......................................     20


    Section 6.8       Beneficiary Designation...............................................     20


    Section 6.9       Requests for IRS and DOL Opinions.....................................     20


    Section 6.10      Fiduciary Matters.....................................................     20


    Section 6.11      Consent of Third Parties..............................................     20


    Section 6.12      MRV Intranet..........................................................     20


ARTICLE VII           EMPLOYMENT-RELATED MATTERS............................................     21


    Section 7.1       Terms of Optical Access Employment....................................     21


    Section 7.2       HR Data Support Systems...............................................     21


    Section 7.3       Non-Solicitation of Employees.........................................     21


    Section 7.4       Employment of Employees with U.S. Work Visas..........................     22


    Section 7.5       Confidentiality and Proprietary Information...........................     22


    Section 7.6       PTO...................................................................     22


    Section 7.7       Personnel Records.....................................................     22


    Section 7.8       Medical Records.......................................................     22


    Section 7.9       Unemployment Insurance Program........................................     23


    Section 7.10      Non-Termination of Employment; No Third-Party Beneficiaries...........     23


    Section 7.11      Employment Litigation.................................................     23


ARTICLE VIII          GENERAL PROVISIONS....................................................     24


    Section 8.1       Effect if Separation and/or IPO Does Not Occur........................     24


    Section 8.2       Relationship of Parties...............................................     24


    Section 8.3       Affiliates............................................................     24


    Section 8.4       Incorporation of Separation Agreement Provisions......................     24


    Section 8.5       Governing Law.........................................................     24
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    Section 8.6       Assignment............................................................     24


    Section 8.7       Severability..........................................................     25


    Section 8.8       Interpretation........................................................     25


    Section 8.9       Amendment.............................................................     25


    Section 8.10      Termination...........................................................     25


    Section 8.11      Conflict..............................................................     25


    Section 8.12      Counterparts..........................................................     25

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                           EMPLOYEE MATTERS AGREEMENT

        This EMPLOYEE MATTERS AGREEMENT is entered into as of September 29, 2000, between MRV Communications, Inc., a Delaware corporation, and Optical Access, Inc., a Delaware corporation. Capitalized terms used herein and not otherwise defined, shall have the respective meanings assigned to them in
Article I hereof.

        WHEREAS, the Board of Directors of MRV has determined that it is in the best interests of MRV and its shareholders to separate MRV's existing businesses into two (2) independent businesses;

        WHEREAS, in furtherance of the foregoing, MRV and Optical Access have agreed to enter into this Agreement to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters; and

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:




                                    ARTICLE I
                                   DEFINITIONS

        Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control.

Section 1.1 401(k) Plan. "401(k) Plan," when immediately preceded by "MRV," means the MRV Communications, Inc. 401(k) Plan, a defined contribution plan. When immediately preceded by "Optical Access," "401(k) Plan" means the defined contribution plan to be established by Optical Access pursuant to Section 2.2 and Article III.

Section 1.2 AD&D Plan. "AD&D Plan," when immediately preceded by "MRV," means the MRV Accidental Death and Dismemberment ("AD&D") Plan. When immediately preceded by "Optical Access," "AD&D Plan" means the accidental death and dismemberment plan to be established by Optical Access pursuant to Sections 2.2 and 5.4.

Section 1.3 Affiliate. "Affiliate" means, with respect to any specified Person, means any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise.

Section 1.4 Agreement. "Agreement" means this Employee Matters Agreement, including all the Schedules hereto, and all amendments made hereto from time to time.



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Section 1.5 Ancillary Agreements. "Ancillary Agreements" means all of the underlying agreements, documents and instruments referred to, contemplated by, or made a part of the Separation Agreement.

Section 1.6 ASO Contracts. "ASO Contracts" is defined in Subsection 4.1(c)(i) and Schedule 4.1(c)(i).

Section 1.7 Assets. "Assets" is defined in Section 4.4 of the General Assignment and Assumption Agreement.

Section 1.8 Benefits Committee. "Benefits Committee" means the benefits committee established, implemented and operated pursuant to Section 2.6.

Section 1.9 Bonus Plan. "Bonus Plan," when immediately preceded by "MRV," means the MRV Bonus Plan; provided, however, with respect to Optical Access Employees in the MRV Bonus Plan, that "Bonus Plan" means the bonus plan as established and implemented with respect to the Optical Access Employees. When immediately preceded by "Optical Access," "Bonus Plan" means the bonus plan to be established by Optical Access pursuant to Sections 2.2 and 6.1.

Section 1.10 COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

Section 1.11 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

Section 1.12 Disability Plan. "Disability Plan," when immediately preceded by "MRV," means the MRV Disability Plan which consists of the MRV Short-Term Disability Plan and the MRV Long-Term Disability Plan. When immediately preceded by "Optical Access," "Disability Plan" means the Optical Access Short-Term Disability Plan and the Optical Access Long-Term Disability Plan, to be established by Optical Access pursuant to Sections 2.2 and 5.7.

Section 1.13 DOL. "DOL" means the United States Department of Labor.

Section 1.14 Effective Date. "Effective Date" means that date which is six months from the effective date of the IPO.

Section 1.15 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.16 FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

Section 1.17 General Assignment and Assumption Agreement. "General Assignment and Assumption Agreement" means the Ancillary Agreement attached as Exhibit C to the Separation Agreement.

Section 1.18 Group Insurance Policies. "Group Insurance Policies" is defined in Subsection 4.1(c)(ii) and Schedule 4.1(c)(ii).

Section 1.19 Group Life Plan. "Group Life Plan," when immediately preceded by "MRV," means the MRV Group Life Plan. When immediately preceded by "Optical Access," "Group



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Life Plan" means the group life plan to be established by Optical Access pursuant to Sections 2.2 and 5.3.

Section 1.20 HCFA. "HCFA" means the United States Health Care Financing Administration.

Section 1.21 Health and Welfare Plans. "Health and Welfare Plans," when immediately preceded by "MRV," means the MRV Health Plans, the MRV Section 125 Plan, and the health and welfare plans listed on Schedule 4.2(a) established and maintained by MRV for the benefit of eligible employees of the MRV Group, and such other welfare plans or programs as may apply to such employees as of the Effective Date. When immediately preceded by "Optical Access," "Health and Welfare Plans" means the Optical Access Health Plans, the Optical Access Section 125 Plan, and the health and welfare plans to be established by Optical Access pursuant to Section 2.2, Article V, and Schedule 5.1(a).

Section 1.22 Health Plans. "Health Plans," when immediately preceded by "MRV," means the medical, HMO, vision, and dental plans and any similar or successor Plans. When immediately preceded by "Optical Access," "Health Plans" means the medical, HMO, vision and dental plans to be established by Optical Access pursuant to Section 2.2 and Article V.

Section 1.23 HMO. "HMO" means a health maintenance organization that provides benefits under the MRV Health Plans or the Optical Access Health Plans.

Section 1.24 HMO Agreements. "HMO Agreements" is defined in Subsection 4.1(c)(iii) and Schedule 4.1(c)(iii).

Section 1.25 IPO. "IPO" means the initial public offering of Optical Access common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended.

Section 1.26 IPO Closing Date. "IPO Closing Date" means the closing of the IPO, which is currently scheduled to occur prior to December 31, 2000.

Section 1.27 IPO Registration Statement. "IPO Registration Statement" means the Form S-1 registration number 333-________ filed with the SEC registering the shares of common stock of Optical Access to be issued in the IPO, together with all amendments thereto.

Section 1.28 IRS. "IRS" means the United States Internal Revenue Service.

Section 1.29 Liabilities. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

Section 1.30 Master Transitional Services Agreement. "Master Transitional Services Agreement" means the Ancillary Agreement which is Exhibit G to the Separation Agreement.

Section 1.31 Material Feature. "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance, in the aggregate, to the sponsoring



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employer or the participants (or their dependents or beneficiaries) of that
Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan, the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan, and the costs and expenses incurred by the sponsoring employer or Participating Companies for implementing and/or maintaining such Plan.

Section 1.32 MRV. "MRV" means MRV Communications, Inc., a Delaware corporation. In all such instances in which MRV is referenced in this Agreement, it shall also be deemed to include a reference to each member of the MRV Group, unless it specifically provides otherwise; MRV shall be solely responsible to Optical Access for ensuring that each member of the MRV Group complies with the applicable terms of this Agreement.

Section 1.33 MRV Employee. "MRV Employee" means an individual who, on the Effective Date, is: (a) either actively employed by, or on leave of absence from, the MRV Group; (b) a MRV Terminated Employee; or (c) an employee or group of employees designated as MRV Employees by MRV and Optical Access, by mutual agreement.

Section 1.34 MRV Group. "MRV Group" means MRV and each Subsidiary and Affiliate of MRV (or any predecessor organization thereof).

Section 1.35 MRV Stock Value. "MRV Stock Value" means the closing per-share price of MRV common stock as listed on the Nasdaq on the last trading day before the Effective Date.

Section 1.36 MRV Terminated Employee. "MRV Terminated Employee" means any individual who is a former employee of the MRV Group and who, on the Effective Date, is not a Optical Access Transferred Employee.

Section 1.37 Nasdaq. "Nasdaq" means the Nasdaq National Market.

Section 1.38 Option. "Option," when immediately preceded by "MRV," means an option to purchase MRV common stock pursuant to a Stock Plan. When immediately preceded by "Optical Access," "Option" means an option to purchase Optical Access common stock pursuant to a Stock Plan.

Section 1.39 Outsource. "Outsource" is defined in Section 5.14(c).

Section 1.40 Optical Access. "Optical Access" means Optical Access, Inc., a Delaware corporation. In all such instances in which Optical Access is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Optical Access Group, unless it specifically provides otherwise; Optical Access shall be solely responsible to MRV for ensuring that each member of the Optical Access Group complies with the applicable terms of this Agreement.

Section 1.41 Optical Access Business. "Optical Access Business" means the business and operations described in the IPO Registration Statement.

Section 1.42 Optical Access Claims. "Optical Access Claims" is defined in Subsection 5.14(a).

Section 1.43 Optical Access Employee. "Optical Access Employee" means any individual who is: (a) either actively employed by, or on leave of absence from, the Optical Access Group



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on the Separation Date; (b) either actively employed by, or on leave of absence from, the MRV Group as either part of a work group or organization, or common support function that, at any time after the Separation Date and before the Effective Date, moves to the employ of the Optical Access Group from the employ of the MRV Group; (c) a Optical Access Terminated Employee; (d) employed by the Optical Access Group; (e) any other employee or group of employees designated as Optical Access Employees (as of the specified date) by MRV and Optical Access by mutual agreement; or (f) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 1.43(a) through (e) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a Optical Access Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Optical Access Employee by virtue of Subsections 1.43(a) through (e)).

Section 1.44 Optical Access Group. "Optical Access Group" means Optical Access and each Subsidiary and Affiliate of Optical Access immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate of Optical Access after the Separation Date.

Section 1.45 Optical Access Stock Value. "Optical Access Stock Value" means the opening per-share price of Optical Access common stock as listed on Nasdaq, as applicable, on the first trading day after the Effective Date.

Section 1.46 Optical Access Terminated Employee. "Optical Access Terminated Employee" means any individual who is: (a) a former employee of the MRV Group who was terminated from the Optical Access Business on or before the Separation Date; or (b) a former employee of the Optical Access Group. Notwithstanding the foregoing, "Optical Access Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include: (a) an individual who is a MRV Employee at the Effective Date; or (b) an individual who is otherwise a Optical Access Terminated Employee, but who is subsequently employed by the MRV Group prior to the Effective Date.

Section 1.47 Optical Access Transferred Employee. "Optical Access Transferred Employee" means any individual who, as of the Effective Date, is: (a) either actively employed by, or on a leave of absence from, the Optical Access Group;
(b) a Optical Access Terminated Employee; (c) an employee or group of employees designated by MRV and Optical Access, by mutual agreement, as Optical Access Transferred Employees; or (d) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in Subsections 1.56(a) through (c) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered a Optical Access Transferred Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Optical Access Transferred Employee by virtue of Subsections 1.60(a) through (c)). An employee may be a Optical Access Transferred Employee pursuant to this Section regardless of whether such employee is, as of the Effective Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a MRV Plan, and regardless of whether, as of the Effective Date, such employee is then receiving any coverage under or benefits from a MRV Plan.

Section 1.48 Participating Company. "Participating Company" means: (a) MRV; (b) any Person (other than an individual) that MRV has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by MRV; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

Section 1.49 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

Section 1.50 Plan. "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of MRV or Optical Access.

Section 1.51 Post-Separation Period. "Post-Separation Period" means, for each designated Plan, the period beginning as of the Separation Date and ending on the date that no member of the Optical Access Group is using MRV benefit delivery and administrative services with respect to that Plan.

Section 1.52 QDRO. "QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the MRV 401(k) Plan.

Section 1.53 QMCSO. "QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

Section 1.54 Ratio. "Ratio" means the ratio determined by dividing the Optical Access Stock Value by the MRV Stock Value.

Section 1.55 Record Date. "Record Date" means the close of business on the date to be determined by the Board of Directors of MRV as the record date for determining the stockholders of MRV entitled to receive shares of common stock of Optical Access in the Distribution.

Section 1.56 Restricted Stock. "Restricted Stock," when immediately preceded by "MRV," means shares of MRV common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a MRV Stock Plan. When immediately preceded by "Optical Access," "Restricted Stock" means shares of Optical Access common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to a Optical Access Stock Plan.

Section 1.57 Revenue. "Revenue" means net revenue as determined in accordance with generally accepted accounting principles.

Section 1.58 SEC. "SEC" means the United States Securities and Exchange Commission.



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Section 1.59 Section 125 Plan. "Section 125 Plan," when immediately preceded by
"MRV," means the MRV Premium Plan, the MRV FSA/Dependent Reimbursement Plan, and the MRV FSA/Medical Reimbursement Plan. When immediately preceded by "Optical Access," "Section 125 Plan" means the Optical Access Premium Plan, the Optical Access FSA/Dependent Reimbursement Plan, and the Optical Access FSA/Medical Reimbursement Plan to be established by Optical Access pursuant to Sections 2.2 and 5.11.

Section 1.60 Separation. "Separation" means the contribution and transfer from MRV to Optical Access, and Optical Access's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the Optical Access Business and the stock, investments or similar interests currently held by MRV in subsidiaries and other entities that conduct such business.

Section 1.61 Separation Agreement. "Separation Agreement" means the Master Separation Agreement, dated as of September 29, 2000, of which this is Exhibit E thereto.

Section 1.62 Separation Date. "Separation Date" means the effective date and time of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation which shall be 12:01 a.m., Pacific Time, October 31, 2000, and/or such other date(s) as may be fixed by the Board of Directors of MRV.

Section 1.63 Subsidiary. "Subsidiary" of any person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person. Unless the context otherwise requires, reference to MRV and its Subsidiaries shall not include the subsidiaries of MRV that will be transferred to Optical Access after giving effect to the Separation.

Section 1.64 Tax Sharing Agreement. "Tax Sharing Agreement" means the Ancillary Agreement, which is Exhibit F to the Separation Agreement.

Section 1.65 Unemployment Insurance Program. "Unemployment Insurance Program," when immediately preceded by "MRV," means the group unemployment insurance policies purchased by MRV from time to time. When immediately preceded by "Optical Access," "Unemployment Insurance Program" means any group unemployment insurance program to be established by Optical Access pursuant to Section 9.9.

Section 1.66 Workers' Compensation Plan. "Workers' Compensation Plan" when immediately preceded by "MRV" means the MRV Workers' Compensation Plan, comprised of the various arrangements established by a member of the MRV Group to comply with the workers' compensation requirements of the states in which the MRV Group conducts business. When immediately preceded by "Optical Access," "Workers' Compensation Plan" means the workers' compensation program to be established by Optical Access pursuant to Section 5.14.

                                   ARTICLE II
                               GENERAL PRINCIPLES

Section 2.1 Assumption of Optical Access Liabilities. Except as specified otherwise in this Agreement or as mutually agreed upon by Optical Access and MRV from time to time, effective as of Separation Date, Optical Access hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following:

        (a) all Liabilities of, or relating to, Optical Access Employees or Optical Access Transferred Employees, in each case relating to, arising out of, or resulting from future, present or former employment with the Optical Access Business (including Liabilities relating to, arising out of, or resulting from MRV Plans and Optical Access Plans);

        (b) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the Optical Access Group; and

        (c) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the Optical Access Group, or a Optical Access Plan pursuant to this Agreement. Except as specified otherwise in this Agreement or as otherwise mutually agreed upon by MRV and Optical Access from time to time, MRV shall transfer to Optical Access amounts equal to trust assets, insurance reserves, and other related assets as consistent with the applicable Plan transition that relates to, arises out of, or results from Optical Access's pro rata interest in each MRV Plan.

Section 2.2 Establishment of Optical Access Plans.

        (a) Health and Welfare Plans. Except as specified otherwise in this Agreement, effective as of the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree), Optical Access shall adopt the Optical Access Health and Welfare Plans. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each of the foregoing Optical Access Plans as in effect as of the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree), shall be comparable in the aggregate in all Material Features to the corresponding MRV Plan as in effect as of such agreed upon date.

        (b) 401(k) Plan. Except as specified otherwise in this Agreement, effective as of the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree), Optical Access shall adopt the Optical Access 401(k) Plan. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each Optical Access Plan in effect as of the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree), shall be comparable in the aggregate in all Material Features to the corresponding MRV Plan in effect as of such agreed upon date.

        (c) Other Plans. Except as otherwise specified in this Agreement, effective as of the Separation Date (or such other date(s) as MRV and Optical Access may mutually agree), Optical Access shall adopt certain Optical Access Plans that are specifically tied to its payroll practices, including, without limitation, a Short-Term Disability Plan, a PTO Plan and a Deferred Compensation Plan. Optical Access shall also adopt a Section 125 Plan, effective as of the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree).

Section 2.3 Optical Access Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Optical Access, at any time after the Effective Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Optical Access Plan, any benefit under any Optical Access Plan or any trust, insurance policy or funding vehicle related to any Optical Access Plans, or any employment or other service arrangement with Optical Access Employees or vendors (to the extent permitted by law).

Section 2.4 Optical Access's Participation in MRV Plans.

        (a) Participation in MRV Plans. Except as specified otherwise in this Agreement or as MRV and Optical Access may mutually agree, Optical Access shall, until the Effective Date, continue to be a Participating Company in the MRV Plans to the extent that Optical Access has not established a corresponding Plan. Effective as of any date on or after the Separation Date and before the Effective Date (or such other date(s) as MRV or Optical Access may mutually agree), any member of the Optical Access Group not described in the preceding sentence may, at its request and with the consent of MRV and Optical Access, become a Participating Company in any or all of the MRV Plans, to the extent that Optical Access has not yet established a corresponding Plan.

        (b) MRV's General Obligations as Plan Sponsor. To the extent that Optical Access is a Participating Company in any MRV Plan, MRV shall continue to administer, or cause to be administered, in accordance with its terms and applicable law, such MRV Plan, and shall have the sole and absolute discretion and authority to interpret the MRV Plan, as set forth therein. MRV shall not amend any Material Feature of any MRV Plan in which Optical Access is a Participating Company, except to the extent:

             (i) such amendment would not materially affect any coverage or benefits of Optical Access Employees or Optical Access Transferred Employees under such Plan;

             (ii) Optical Access shall consent to such amendment and such consent shall not be unreasonably withheld; or

             (iii) such amendment is necessary or appropriate to comply with applicable law.

        (c) Optical Access's General Obligations as Participating Company. Optical Access shall perform, with respect to its participation in the MRV Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including (without limitation):

             (i) assistance in the administration of claims, to the extent requested by the claims administrator of the applicable MRV Plan;

             (ii) full cooperation with MRV Plan auditors, benefit personnel and benefit vendors;

             (iii) preservation of the confidentiality of all financial arrangements MRV has or may have with any vendors, claims administrators, trustees, service providers or any other entity or individual with whom MRV has entered into an agreement relating to the MRV Plans; and

             (iv) preservation of the confidentiality of participant information (including, without limitation, health information in relation to FMLA leaves) to the extent not specified otherwise in this Agreement.

        (d) Termination of Participating Company Status. Except as otherwise may be mutually agreed upon by MRV and Optical Access, effective as of the Effective Date or such other date as Optical Access establishes a corresponding Plan (as specified in Section 2.2 or otherwise in this Agreement), Optical Access shall automatically cease to be a Participating Company in the corresponding MRV Plan.

Section 2.5 Terms of Participation by Optical Access Transferred Employees in Optical Access Plans.

        (a) Non-Duplication of Benefits. Except as specified otherwise in this Agreement, as of the Effective Date, or other later date that applies to the particular Optical Access Plan established thereafter, the Optical Access Plans shall be, with respect to Optical Access Transferred Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding MRV Plans. MRV and Optical Access shall agree on methods and procedures, including amending the respective Plan documents, to prevent Optical Access Employees from receiving duplicate benefits from the MRV Plans and the Optical Access Plans.

        (b) Service Credit. Except as specified otherwise in this Agreement, with respect to Optical Access Transferred Employees, each Optical Access Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Effective Date, were recognized under the corresponding MRV Plan shall, as of the Effective Date, receive full recognition and credit and be taken into account under such Optical Access Plan to the same extent as if such items occurred under such Optical Access Plan, except to the extent that duplication of benefits would result. Notwithstanding the foregoing, MRV and Optical Access shall recognize service with either MRV or Optical Access that was recognized as of the Effective Date, except to the extent provided in Subsection 2.5(a) above. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the Optical Access Plans and the MRV Plans.

        (c) Assumption of Liabilities. Except as specified otherwise in this Agreement (including, without limitation, the exception applicable to self-insured Health Plans), the provisions of this Agreement for the transfer of Assets relating to MRV Plans to Optical Access and/or the appropriate Optical Access Plans are based upon the understanding of the parties that Optical Access and/or the appropriate Optical Access Plan will assume all Liabilities of the corresponding MRV Plan to or relating to Optical Access Transferred Employees, as provided for herein. If any such Liabilities are not effectively assumed by Optical Access and/or the appropriate Optical Access Plan, then the amount of transferred Assets shall be recomputed accordingly, taking into account the retention of such Liabilities by such MRV Plan, and Assets shall be transferred from Optical Access and/or the appropriate Optical Access Plan to MRV and/or the appropriate MRV Plan so as to place Optical Access and/or the appropriate Optical Access Plan in the position it would have been in had the initial Asset transfer been made in accordance with such recomputed amount of assets.

Section 2.6 Benefits Committee and Dispute Resolution. From the date of this Agreement through the later of the Effective Date or the end of the Post-Separation Period, as applicable, the management of the Plans shall be conducted under the supervision of the Benefits Committee. The Benefits Committee shall consist of an equal number of representatives from MRV and Optical Access as appointed by the MRV Senior Vice President, Human Resources, and the functional equivalent of Optical Access, and shall provide strategic oversight and direction of the cohesive administration of the Plans. Issues that cannot be resolved by the Benefits Committee shall be decided, at the request of either party, by the Optical Access Senior Vice President, Human Resources (or the functional equivalent) (or his or her authorized delegate) and the MRV Senior Vice President, Human Resources (or his or her authorized delegate). After the exhaustion of the process, as specified herein, any outstanding issue shall be resolved in accordance with Section 5.9 of the Separation Agreement, entitled "Dispute Resolution."

Section 2.7 Foreign Plans. Optical Access and MRV each intend that matters, issues, or Liabilities relating to, arising out of, or resulting from Foreign Plans and non-U.S.-related employment matters be handled in a manner that is consistent with comparable U.S. matters, issues, or Liabilities as reflected in this Agreement (to the extent permitted by applicable law or as otherwise specified in the applicable Section or Schedule thereto or Schedule 2.7).


                                   ARTICLE III
                            DEFINED CONTRIBUTION PLAN

Section 3.1 401(k) Plan.

        (a) 401(k) Plan. Effective as of the Effective Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a), to be exempt from taxation under Code
Section 501(a)(1), and to form the Optical Access 401(k) Plan.

        (b) 401(k) Plan: Assumption of Liabilities and Transfer of Assets. Effective as of the Effective Date (or such other date as MRV and Optical Access may mutually agree):

             (i) the Optical Access 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from Optical Access Transferred Employees under the MRV 401(k) Plan; and

             (ii) MRV shall cause the accounts of the Optical Access Transferred Employees under the MRV 401(k) Plan that are held by its related trust to be transferred to the Optical Access 401(k) Plan and its related trust, and Optical Access shall cause such transferred accounts to be accepted by such Plan and its related trust. Effective as of the Effective Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall use its commercially reasonable best efforts to enter into agreements satisfactory to Optical Access to accomplish such assumption and transfer, the maintenance of the necessary participant records, the appointment of [NAME OF TRUSTEE] as the initial trustee under the Optical Access 401(k) Plan, and the engagement of [NAME OF RECORDKEEPER] as the initial recordkeeper under the Optical Access 401(k) Plan. Optical Access and MRV each agree to use their commercially reasonable best efforts to accomplish this 401(k) Plan and related trust spin-off.

        (c) 401(k) Plan: Stock Considerations. As a result of the spin-off of the MRV 401(k) Plan and to the extent that immediately prior to such time, the MRV 401(k) Plan continues to consist of MRV employer securities, then the resulting MRV 401(k) Plan and Optical Access 401(k) Plan shall both consist in part of MRV and Optical Access employer securities. Optical Access and MRV shall assume sole responsibility for ensuring that their respective company stock funds, and underlying employer securities held in each such fund, are maintained in compliance with all requirements of the SEC.

        (d) No Distribution to Optical Access Transferred Employees. The MRV 401(k) Plan and the Optical Access 401(k) Plan shall provide that no distribution of account balances shall be made to any Optical Access Transferred Employee on account of the Optical Access Group ceasing to be an Affiliate of the MRV Group as of the Effective Date.


                                   ARTICLE IV
                            HEALTH AND WELFARE PLANS

Section 4.1 Health Plans as of the Effective Date.

        (a) Optical Access Health Plans. As of the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree), Optical Access shall have established the Optical Access Health Plans listed on Schedule 4.1(a) and, correspondingly, Optical Access shall cease to be a Participating Company in the MRV Health Plans. Optical Access shall be solely responsible for the administration of the Optical Access Health Plans, including the payment of all employer-related costs in establishing and maintaining the Optical Access Health Plans, and for the collection and remittance of employee premiums, subject to
Section 6.2.

        (b) Pending Treatments. Notwithstanding Subsection 4.1(a) above, all treatments which have been pre-certified for or are being provided to a Optical Access Transferred Employee as of the Effective Date shall be provided without interruption under the appropriate MRV Health Plan (to the extent such continued treatment is not provided under a Optical Access Health Plan) until such treatment is concluded, discontinued, or, if earlier, through December 31, 2001, pursuant to applicable Health Plan rules and limitations, but Optical Access shall continue to be responsible for all Liabilities relating to, arising out of, or resulting from such on-going treatments as of the Effective Date.

        (c) Vendor Arrangements. MRV shall use its commercially reasonable best efforts for and on behalf of Optical Access to procure, effective as of the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree):

             (i) third party ASO Contracts which are comparable in the aggregate in all Material Features to the ASO Contracts entered into by MRV, as set forth in Schedule 4.1(c)(i) (the "ASO Contracts);

             (ii) Group Insurance Policies, which are comparable in the aggregate in all Material Features to the Group Insurance Policies entered into by MRV, as set forth in Schedule 4.1(c)(ii) (the "Group Insurance Policies"); and

             (iii) an HMO Agreement which is comparable in the aggregate in all Material Features to the HMO Agreement entered into by MRV, as set forth in
Schedule 4.1(c)(iii) (the "HMO Agreement").

        In each case, Optical Access shall, as of the Effective Date (or such other date as MRV and Optical Access may mutually agree), establish, adopt and/or implement such contracts, agreements or arrangements. Optical Access may, at such future date after the Effective Date, elect to discontinue such contracts, agreements or arrangements in accordance with Section 2.3.

        (d) Continuance of Elections, Co-Payments and Maximum Benefits.

             (i) As of the Effective Date and for the remainder of the plan year in which the Effective Date occurs (or such other period as MRV and Optical Access may mutually agree), Optical Access shall make its commercially reasonable best efforts to cause the Optical Access Health Plans to recognize and maintain all coverage and contribution elections made by Optical Access Employees and Optical Access Transferred Employees under the MRV Health Plans and apply such elections under the Optical Access.

        Health Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between MRV to Optical Access at any time upon or before the Effective Date shall neither constitute nor be treated as a "status change" or termination of employment under the MRV Health Plans or the Optical Access Health Plans.

             (ii) On and after the Effective Date, Optical Access shall cause the Optical Access Health Plans to recognize and give credit for

                    (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by Optical Access Transferred Employees under the MRV Health Plans for the remainder of the calendar year in which the Effective Date occurs, and

                    (B) all benefits paid to Optical Access Transferred Employees under the MRV Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Optical Access Health Plans.

        (e) HCFA. As of the Separation Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall assume all Liabilities relating to, arising out of, or resulting from claims, if any, under the HCFA data match reports that relate to Optical Access Transferred Employees.

Section 4.2 Health Plans from the Separation Date through the Effective Date. Except as otherwise agreed by MRV and Optical Access, for the period beginning with the Separation Date and ending on the Effective Date (or such other period as MRV and Optical Access may mutually agree), Optical Access shall be a Participating Company in the MRV Health Plans listed on Schedule 4.2(a). MRV shall administer claims incurred under the MRV Health Plans by Optical Access Employees before the Effective Date but only to the extent that Optical Access has not, before the Effective Date, established and assumed administrative responsibility for a corresponding Health Plan. Any determination made or settlements entered into by MRV with respect to such claims shall be final and binding. MRV shall retain financial and administrative ("run-out") Liability and all related obligations and responsibilities for all claims incurred by Optical Access Transferred Employees before the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree), including any claims that were administered by MRV as of, on, or after the Effective Date (or such other date(s) as MRV and Optical Access may mutually agree). Except as set forth in the preceding sentence, Optical Access shall reimburse

MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV Health Plans, subject to Section 8.2.

Section 4.3 Group Life Plan.

        (a) Optical Access's Participation in MRV Group Life Plan. Optical Access shall, until the Effective Date (or such other date as MRV and Optical Access may mutually agree), continue to be a Participating Company in the MRV Group Life Plan. Optical Access shall cease to be a Participating Company in the MRV Group Life Plan coincident with Optical Access's establishment of the Optical Access Group Life Plan (or, if none, Optical Access's written notice to MRV of its withdrawal as a Participating Company in the MRV Group Life Plan). Optical Access shall reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV Group Life Plan, subject to Section 8.2.

        (b) Optical Access's Establishment of Optical Access Group Life Plan. MRV shall make its commercially reasonable best efforts to procure an arrangement on behalf of Optical Access for a Group Life Plan which shall be comparable in the aggregate in all Material Features to the MRV Group Life Plan as are financially, administratively and legally practicable. If MRV procures such an arrangement, Optical Access will not unreasonably withhold its consent to adopt such an arrangement to constitute the Optical Access Group Life Plan. Optical Access will reimburse MRV for its direct and indirect costs and expenses associated with its procurement, preparation, and implementation of the Optical Access Group Life Plan, subject to Section 8.2.

Section 4.4 AD&D Plan.

        (a) Optical Access's Participation in MRV AD&D Plan. Optical Access shall, until the Effective Date (or such other date as MRV and Optical Access may mutually agree), continue to be a Participating Company in the MRV AD&D Plan. Optical Access shall cease to be a Participating Company in the MRV AD&D Plan coincident with Optical Access's establishment of the Optical Access AD&D Plan (or, if none, Optical Access's written notice to MRV of its withdrawal as a Participating Company in the MRV AD&D Plan). Optical Access shall reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV AD&D Plan, subject to Section 8.2.

        (b) Optical Access's Establishment of Optical Access AD&D Plan. MRV shall make its commercially reasonable best efforts to procure an arrangement on behalf of Optical Access for an AD&D Plan which shall be comparable in the aggregate in all Material Features to the MRV AD&D Plan as are financially, administratively and legally practicable to Optical Access. If MRV procures such an arrangement, Optical Access shall not unreasonably withhold its consent to adopt such an arrangement to constitute the Optical Access AD&D Plan. Optical Access will reimburse MRV for its direct and indirect costs and expenses associated with its procurement, preparation and implementation of the Optical Access AD&D Plan, subject to Section 8.2.

Section 4.5 Long-Term Disability Plan. Optical Access shall, until the Effective Date (or such other date as Optical Access and MRV may mutually agree), continue to be a Participating Company in the MRV Long-Term Disability Plan. MRV shall use its commercially reasonable best efforts for and on behalf of Optical Access to procure, effective as of the Effective Date (or such other date as MRV and Optical Access may mutually agree), a Optical Access Long-Term Disability Plan. Optical Access will reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV Long-Term Disability Plan and MRV's assistance in procuring, preparing, and implementing the Optical Access Long-Term Disability Plan, subject to Section 8.2.

Section 4.6 Long-Term Care Plan. Through the Effective Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall remain a Participating Company in the MRV Long-Term Care Plan. MRV shall be responsible for administering or causing to be administered the MRV Long-Term Care Plan. Optical Access shall reimburse MRV for any and all direct and indirect costs and expenses associated with its participation in the MRV Long-Term Care Plan, subject to Section 8.2. The Optical Access Employees and Optical Access Transferred Employees participating in the MRV Long-Term Care Plan shall have the rights to take their existing benefits with them under such MRV Long-Term Care Plan (a "portable benefit") at the time their rights to participation would otherwise terminate.

Section 4.7 Section 125 Plan. Through the Effective Date (or such other date as MRV and Optical Access may mutually agree), Optical Access and designated members of the Optical Access Group shall remain Participating Companies in the MRV Section 125 Plan. The existing elections for Optical Access Employees participating in the MRV Section 125 Plan and for newly-eligible Optical Access Employees who elect to participate in the MRV Section 125 Plan shall remain in effect through the Effective Date (or such other date as MRV and Optical Access may mutually agree). Effective on Effective Date (or such other date immediately following the date that Optical Access's participation in the MRV Section 125 Plan terminates), Optical Access shall establish, or caused to be established, the Optical Access Section 125 Plan and Optical Access shall be solely responsible for the Optical Access Section 125 Plan. MRV will administer, or cause to be administered, the MRV Section 125 Plan for Optical Access Employees and the Optical Access Section 125 Plan through such date as MRV and Optical Access may mutually agree. Optical Access shall reimburse MRV for any and all direct and indirect expenses and costs attributable to Optical Access Employees, subject to Section 8.2.

Section 4.8 COBRA. MRV shall be responsible through the Effective Date (or such other date as MRV and Optical Access may mutually agree), for compliance with the health care continuation coverage requirements of COBRA and the MRV Health and Welfare Plans with respect to Optical Access Employees and qualified beneficiaries (as such term is defined under COBRA). Optical Access shall be responsible for providing MRV with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable MRV COBRA policies and procedures. As soon as administratively practicable after the Effective Date (or such other date as MRV and Optical Access may mutually agree), MRV shall provide Optical Access (through hard copy, electronic format, or such other mechanism as is appropriate under the circumstances), with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the Optical Access Group and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of the Effective Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Optical Access Health and Welfare Plans for Optical Access Transferred Employees and their qualified beneficiaries (as such term is defined under COBRA); provided, however, Optical Access may elect to retain MRV's services in such manner and for such period as MRV and Optical Access may mutually agree to assist it with COBRA administration and Optical Access will reimburse MRV for its costs and expenses associated with such administration, subject to Section 8.2.

Section 4.9 Leave of Absence Plans and FMLA.

        (a) Allocation of Responsibilities After Separation Date. Effective as of the Separation Date (or such other date as MRV and Optical Access may mutually agree):

             (i) Optical Access shall adopt Leave of Absence Plans which shall be comparable in the aggregate in all Material Features to the MRV Leave of Absence Plans as in effect on the Separation Date (or such other date as MRV and Optical Access may mutually agree);

             (ii) Optical Access shall honor all terms and conditions of leaves of absence which have been granted to any Optical Access Employee under a MRV Leave of Absence Plan or FMLA before the Separation Date by MRV, including such leaves that are to commence after the Separation Date (or such other date as MRV and Optical Access may mutually agree); and

             (iii) Optical Access shall recognize all periods of service of Optical Access Employees and Optical Access Transferred Employees with the MRV Group, as applicable, to the extent such service is recognized by the MRV Group for the purpose of eligibility for leave entitlement under the MRV Leave of Absence Plans and FMLA; provided, however, that no duplication of benefits shall, to the extent permitted by law, be required by the foregoing.

        (b) Administration. Through the Effective Date (or such other such period as MRV and Optical Access may mutually agree), MRV will administer, or cause to be administered, the Optical Access Leave of Absence Plans in such manner as MRV and Optical Access may mutually agree. Optical Access will reimburse MRV for its costs and expenses associated with such administration, subject to Section 8.2.

        (c) Disclosure. Before the Effective Date (or such other date as MRV and Optical Access may mutually agree), MRV shall provide to Optical Access copies of all records pertaining to the MRV Leave of Absence Plans and FMLA with respect to all Optical Access Employees and Optical Access Transferred Employees to the extent such records have not been previously provided.

Section 4.10 Workers' Compensation Plan.

        (a) Assumption of MRV and Optical Access Workers' Compensation Plan Liabilities by Optical Access. Effective as of the Separation Date, Optical Access shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from their claims by Optical Access Employees and Optical Access Transferred Employees employment with the Optical Access Business ("Optical Access Claims") whether incurred before or after the Separation Date.

        (b) Participation in the MRV Workers' Compensation Plan. Optical Access shall, until the Effective Date (or such earlier date as Optical Access and MRV may mutually agree), continue to be a Participating Company in the MRV Workers' Compensation Plan. MRV shall continue to administer, or cause to be administered, the MRV Workers' Compensation Plan in accordance with its terms and applicable law. Optical Access shall fully cooperate with MRV and its insurance company in the administration and reporting of Optical Access Claims under the MRV Workers' Compensation Plan. Any determination made, or settlement entered into, by or on behalf of MRV or its insurance company with respect to Optical Access claims under the MRV Workers' Compensation Plan shall be final and binding. Optical Access shall reimburse MRV and its insurance company for any and all direct and indirect costs related to the Optical Access claims or Optical Access's participation in the MRV Workers' Compensation Plan, including, but not limited to loss costs, claims administration fees, legal expenses, premium audits, and retrospective premium adjustments, subject to Section 8.2. MRV shall transfer to and reimburse Optical Access any assets related to the Optical Access claims or Optical Access's participation in the MRV Workers' Compensation Plan, including, but not limited to, loss reserves, premium audits, and retrospective premium adjustments.

        (c) Outsourcing of Optical Access Workers' Compensation Plan Claims. Optical Access shall have the right to transfer the administration of Optical Access Claims incurred under the MRV Workers' Compensation Plan to a third party administrator, vendor, or insurance company ("Outsource"). Optical Access shall promptly notify MRV of its intent to transfer such claims, including the material terms and conditions of the transfer before the effective date thereof. MRV, upon the request of Optical Access, shall use its commercially reasonable best efforts to procure such Outsourcing on behalf of Optical Access, assist Optical Access in the transition to Outsourcing, and provide Optical Access with any information that is in the possession of MRV and is reasonably available and necessary to obtain such Outsourcing.

        (d) Establishment of the Optical Access Workers' Compensation Plan. As of the Effective Date, Optical Access shall be responsible for complying with the workers' compensation requirements of the states in which the Optical Access Group conducts business and for obtaining and maintaining insurance programs for its risk of loss. Such insurance arrangements shall be separate and apart from the MRV Workers' Compensation Plan. Notwithstanding the foregoing, MRV, upon the request of Optical Access, shall use its commercially reasonable best efforts to procure workers' compensation insurance policies on behalf of Optical Access, assist Optical Access in the transition to its own separate insurance program, and provide Optical Access with any information that is in the possession of MRV and is reasonably available and necessary to either obtain insurance coverages for Optical Access or to assist Optical Access in preventing unintended self-insurance, in whatever form.

Section 4.11 Administrative Services. To the extent not provided otherwise in this Article, MRV shall provide certain administrative services to Optical Access in conjunction with both the MRV and Optical Access Health and Welfare Plans in such manner and for such period as MRV and Optical Access may mutually agree. Optical Access shall reimburse MRV for any and all direct and indirect costs and expenses related thereto, subject to Section 8.2.


                                    ARTICLE V
                          EQUITY AND OTHER COMPENSATION

Section 5.1 Bonus Plan. Employees of the Optical Access Business (including, for this purpose, any employees of MRV who are designated as employees of the Optical Access Business for purposes of the Separation) shall cease their participation in the MRV Bonus Plan in the quarter ending prior to the Effective Date (or such other date as MRV and Optical Access may mutually agree). Any bonus pool, or portion thereof, that has been finally determined or accrued for under the MRV Bonus Plan for the benefit of, or that is allocable to, employees of the Optical Access Business (including for this purpose, any employees of MRV who are designated as employees of the Optical Access Business for purposes of the Separation) shall be paid to such Employees pursuant to the terms and conditions of the MRV Bonus Plan, except that such payment shall be made on the Effective Date (or such other date as MRV and Optical Access may mutually agree). Effective as of the Effective Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall establish the Optical Access Bonus Plan for Optical Access Employees and Optical Access Transferred Employees for Optical Access fiscal period(s) beginning on and after the Effective Date (or such other date as MRV and Optical Access may mutually agree), to be administered by the Compensation Committee of the Optical Access Board of Directors.

Section 5.2 Administrative Services. To the extent not provided otherwise in this Article, MRV shall provide certain administrative services to Optical Access in conjunction with both the MRV and Optical Access Bonus Plans, Executive Bonus Plan and Stock Plans in such manner and for such period as MRV and Optical Access may mutually agree. Optical Access shall reimburse MRV for any and all direct and indirect costs and expenses related thereto, subject to
Section 8.2.


                                   ARTICLE VI
                            ADMINISTRATIVE PROVISIONS

Section 6.1 Master Transitional Services Agreement. On or prior to the Separation Date (or such other date as Optical Access and MRV may mutually agree), MRV and Optical Access may enter into a Master Transitional Services Agreement covering the provisions of interim services, including financial, accounting, legal, benefits-related and other services by MRV to Optical Access or, in certain circumstances, vice versa, if appropriate or necessary.

Section 6.2 Payment of Liabilities, Plan Expenses and Related Matters.

        (a) Expenses and Costs Chargeable to a Trust. Effective as of the Separation Date, Optical Access shall pay its share of any contributions made to any trust maintained in connection with a MRV Plan while Optical Access is a Participating Company in that MRV Plan.

        (b) Contributions to Trusts. With respect to MRV Plans to which Optical Access Employees and Optical Access Transferred Employees make contributions, MRV shall use reasonable procedures to determine Optical Access Assets and Liabilities associated with each such Plan, taking into account such contributions, settlements, refunds and similar payments.

        (c) Administrative Expenses Not Chargeable to a Trust. Effective as of the Separation Date, to the extent not charged pursuant to a Master Transitional Services Agreement (as contemplated by Section 8.1) or another Ancillary Agreement, and to the extent not otherwise agreed to in writing by MRV and Optical Access, and to the extent not chargeable to a trust established in connection with a MRV Plan (as provided in paragraph (a)), Optical Access shall be responsible, through either direct payment or reimbursement to MRV in accordance with Section 5.3 of the Separation Agreement and/or the Master Transitional Services Agreement, for its allocable share of actual third party and/or vendor costs and expenses incurred by MRV and additional costs and expenses, subject to the methodology reasonably agreed upon by MRV and Optical Access, in the administration of

             (i) the MRV Plans while Optical Access participates in such MRV Plans, and

             (ii) the Optical Access Plans, to the extent MRV procures, prepares, implements and/or administers such Optical Access Plans. To the extent not otherwise determinable through direct allocation of costs and expenses, Optical Access's allocable share of such costs and expenses will be based on Optical Access Revenue as a percentage of total MRV Revenue.

        (d) Allocation of Costs and Expenses. Except as otherwise provided in this Agreement, the Master Transitional Services Agreement, or in any underlying transitional services schedule between MRV and Optical Access (as contemplated in Section 8.1) relating to the Separation or the IPO, all costs and expenses of the parties hereto in connection with the Separation and the IPO (including underwriting discounts and commissions) and costs and expenses of the parties hereto in connection with the Separation shall be allocated between Optical Access and MRV. Optical Access and MRV shall each be responsible for their own internal fees, costs and expenses incurred in connection with the Separation and the IPO.

Section 6.3 Transitional Staffing Services. MRV will provide certain transitional staffing services and other services as MRV and Optical Access may mutually agree, as set forth on Schedule 6.3; provided, however, that for purposes of the Workers' Compensation Plan (as set forth in Section 5.13) the Transitional Staffing Services Agreement for finance shall control, to Optical Access in such manner and for such period as MRV and Optical Access may mutually agree. Optical Access shall reimburse MRV for any and all direct and indirect costs and expenses related thereto, subject to Section 8.2.

Section 6.4 Sharing of Participant Information. In addition to the responsibilities and obligations of MRV and Optical Access specified in Exhibit I to the Separation Agreement, MRV and Optical Access shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the MRV Plans and the Optical Access Plans during the respective periods applicable to such Plans as Optical Access and MRV may mutually agree). MRV and Optical Access and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

Section 6.5 Reporting and Disclosure Communications to Participants. While Optical Access is a Participating Company in the MRV Plans, Optical Access shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all MRV Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the MRV Plans and Optical Access Plans. Optical Access shall reimburse MRV for the costs and expenses relating to the copies of all such documents provided to Optical Access, except to the extent such costs are charged pursuant to Section 8.2 (or are otherwise addressed in this Agreement) or pursuant to an Ancillary Agreement. Optical Access shall assist MRV in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the MRV Plans, where applicable.

Section 6.6 Audits Regarding Vendor Contracts. From the period beginning as of the Separation Date and ending on such date as MRV and Optical Access may mutually agree, MRV and Optical Access and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the MRV Health and Welfare Plans and the Optical Access Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. MRV and Optical Access shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs and expenses incurred in connection with such audits will be shared.

Section 6.7 Employee Identification Numbers. Until the Effective Date (or such other period as MRV and Optical Access may mutually agree), MRV and Optical Access shall not change any employee identification numbers assigned by MRV. MRV and Optical Access mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of MRV or Optical Access shall not be duplicated between MRV and Optical Access.

Section 6.8 Beneficiary Designation. Subject to Section 8.11, all beneficiary designations made by Optical Access Employees and Optical Access Transferred Employees for the MRV Plans shall be transferred to and be in full force and effect under the corresponding Optical Access Plans, in accordance with the terms of each such applicable Optical Access Plan, until such beneficiary designations are replaced or revoked by the Optical Access Employees and Optical Access Transferred Employee who made the beneficiary designation.

Section 6.9 Requests for IRS and DOL Opinions. MRV and Optical Access shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Optical Access and MRV shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which MRV and/or Optical Access elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

Section 6.10 Fiduciary Matters. MRV and Optical Access each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

Section 6.11 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, MRV and Optical Access shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, MRV and Optical Access shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

Section 6.12 MRV Intranet. Through the Effective Date (or such other date as Optical Access and MRV may mutually agree), MRV shall make its intranet site available to Optical Access Employees on substantially the same terms as such intranet site is made available to MRV

Employees. Optical Access shall reimburse MRV for any and all costs and expenses related to making its intranet site available to Optical Access Employees, subject to the Master Transitional Services Agreement. MRV and Optical Access shall use their commercially reasonable best efforts to mutually agree on the appropriate methods by which Optical Access shall establish its own intranet site.


                                   ARTICLE VII
                           EMPLOYMENT-RELATED MATTERS

Section 7.1 Terms of Optical Access Employment. All basic terms and conditions of employment for Optical Access Employees and Optical Access Transferred Employees including, without limitation, their pay and benefits in the aggregate, shall, to the extent legally and practicably possible, remain substantially the same through the Effective Date as the terms and conditions that were in place when the Optical Access Employee or Optical Access Transferred Employee was employed by the MRV Group, as applicable. Notwithstanding the foregoing, Optical Access Employees and Optical Access Transferred Employees shall be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by Optical Access by the Separation Date. In addition, nothing in the Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of the employment of any of the employees of the MRV Group or the Optical Access Group.

Section 7.2 HR Data Support Systems. MRV shall provide human resources data support for Optical Access Employees and Optical Access Transferred Employees through the Effective Date (or such other period as MRV and Optical Access may mutually agree). Optical Access agrees to fully reimburse MRV for any and all direct and indirect costs and expenses associated with its use of the MRV human resources data support systems, subject to Section 8.2. In the event that MRV and Optical Access agree to extend the time period beyond the Effective Date, then the costs and expenses will be computed in accordance with Section 8.2; provided, however, an additional ten percent (10%) charge will be incurred by Optical Access. MRV and Optical Access each reserves the right to discontinue Optical Access's access to any MRV human resources data support systems with sixty (60) days notice (or such other period as MRV and Optical Access may mutually agree).

Section 7.3 Non-Solicitation of Employees. Subject to Section 5.12 of the Separation Agreement, MRV and Optical Access each agree not to solicit or recruit, without the other party's express written consent, the other party's employees for a period of two (2) years following the Effective Date. To the extent this prohibition is waived, any recruitment efforts by either MRV or Optical Access during the period of one (1) year after the Effective Date shall be coordinated with each party's Senior Vice President of Human Resources or his or her designate and appropriate management. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either:

        (a) solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or

        (b) as a result of an employee's initiative.

Section 7.4 Employment of Employees with U.S. Work Visas. Optical Access Employees with U.S. work visas authorizing them to work for Optical Access will continue to hold work authorization for the Optical Access Group after the Separation Date. Optical Access will request amendments to the nonimmigrant visa status of Optical Access Employees and Optical Access Transferred Employees with U.S. work visas authorizing them to work for MRV, excluding the Optical Access Group, to request authorization to work for Optical Access.

Section 7.5 Confidentiality and Proprietary Information. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the MRV non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the MRV Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

Section 7.6 PTO. Effective as of the Separation Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall establish the Optical Access PTO Plan which shall be comparable in the aggregate in all Material Features to the MRV PTO Plan. Effective as soon as administratively practicable after the Separation Date (or such other date as MRV and Optical Access may mutually agree), MRV shall transfer to Optical Access all data and information relating to the MRV PTO Plan. Effective as soon as administratively practicable following the Separation Date (or such other date as MRV and Optical Access may mutually agree), Optical Access shall assume all Liabilities attributable to Optical Access Employees under the MRV PTO Plan. In the event that a MRV Employee or Optical Access Employee transfers his or her employment to the other party before the Effective Date, such transfer of employment shall not result in a payout or constitute a termination event for purposes of the PTO Plan, and no duplication of benefits shall occur as a result of any such transfer of employment between MRV and Optical Access. Furthermore, the Liability attributable to any Optical Access Employee or MRV Employee who transfers employment between MRV and Optical Access prior to the Effective Date shall be assumed by the employer subsequent to the transfer.

Section 7.7 Personnel Records. Subject to applicable laws on confidentiality and data protection, MRV shall deliver to Optical Access prior to the Effective Date (or such other date as MRV and Optical Access may mutually agree), personnel records of Optical Access Employees and Optical Access Transferred Employees to the extent such records relate to Optical Access Employees' and Optical Access Transferred Employees' active employment by, leave of absence from, or termination of employment with Optical Access. Optical Access shall fully reimburse MRV for any and all direct and indirect costs and expenses associated with such delivery, subject to Section 8.2.

Section 7.8 Medical Records. Subject to applicable laws on confidentiality and data protection, MRV shall deliver to Optical Access prior to the Effective Date (or such other date as MRV and Optical Access may mutually agree), medical records of Optical Access Employees and Optical Access Transferred Employees to the extent such records

        (a) relate to Optical Access Employees' and Optical Access Transferred Employees' active employment by, leave of absence from, or termination of employment with Optical Access, and

        (b) are necessary to administer and maintain employee benefit plans, including Health Plans and Workers' Compensation Plan and for determining eligibility for paid and unpaid Leaves of Absence for medical reasons. Optical Access shall fully reimburse MRV for any and all direct and indirect costs and expenses associated with such delivery, subject to Section 8.2.

Section 7.9 Unemployment Insurance Program.

        (a) Claims Administration Through Effective Date. Unless otherwise directed by Optical Access, MRV shall use its commercially reasonable best efforts to cause Optical Access to receive service from MRV's third party unemployment insurance administrator through the Effective Date (or such other date as MRV and Optical Access may mutually agree). Optical Access shall reimburse MRV for its allocable share of fees paid and related costs and expenses by MRV to its third party unemployment insurance administrator for services rendered during such period, pursuant to the Master Transitional Services Agreement. Optical Access shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to Optical Access.

        (b) Claim Administration Post-Effective Date. Before the Effective Date, MRV shall use its commercially reasonable best efforts for and on behalf of Optical Access to procure an agreement with its third party unemployment insurance administrator comparable in the aggregate in all Material Features to the MRV third party unemployment insurance agreement, including, without limitation, administration of all unemployment compensation claims of Optical Access Transferred Employees and Optical Access Employees, regardless of whether such claims were filed before, on, or after the Effective Date. Optical Access shall not unreasonably withhold its consent to adopt such an agreement with such administrator. Optical Access shall reimburse MRV for any and all direct and indirect costs and expenses associated with such procurement, subject to the Master Transitional Services Agreement.

Section 7.10 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Optical Access Employee, Optical Access Transferred Employee or other former, present or future employee of MRV or Optical Access under any MRV Plan or Optical Access Plan or otherwise. Without limiting the generality of the foregoing:

        (a) neither the Separation nor the termination of the Participating Company status of Optical Access or any member of the Optical Access Group shall cause any employee to be deemed to have incurred a termination of employment; and

        (b) no transfer of employment between MRV and Optical Access before the Effective Date shall be deemed a termination of employment for any purpose hereunder.

Section 7.11 Employment Litigation.

        (a) Claims to be Transferred to Optical Access and/or Jointly Defended by MRV and Optical Access. On or before the Separation Date, MRV and Optical Access will enter into a written agreement that specifies the legal responsibility and accompanying Liability for identified claims of Optical Access.

        (b) Unscheduled Claims. Optical Access shall have the sole responsibility for all employment-related claims regarding Optical Access Employees and Optical Access Transferred Employees that exist, or come into existence, on or after the Separation Date relating to, arising out of, or resulting from their employment with the Optical Access Business or the Optical Access Group.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

Section 8.1 Effect if Separation and/or IPO Does Not Occur. Subject to Section 10.10, if the Separation and/or IPO does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date and/or IPO, or otherwise in connection with the Separation and/or IPO, shall not be taken or occur except to the extent specifically agreed by Optical Access and MRV.

Section 8.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

Section 8.3 Affiliates. Each of MRV and Optical Access shall cause to be performed and hereby guarantee the performance of any and all actions of the MRV Group or the Optical Access Group, respectively.

Section 8.4 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth below, references within the material incorporated herein by reference shall be references to the Separation Agreement): Section 5.4 (relating to Agreement for Exchange of Information);
Section 5.9 (relating to Dispute Resolution); Section 5.11 (relating to No Representation or Warranty); and Article V (relating to Covenants and Other Matters).

Section 8.5 Governing Law. To the extent not preempted by applicable federal law, including, without limitation, ERISA, the Code and applicable securities laws, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of law principles of the State of California, as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 8.6 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the MRV Group and each member of the Optical Access Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

Section 8.7 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

Section 8.8 Interpretation. The headings contained in this Agreement or any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

Section 8.9 Amendment. The Board of Directors of Optical Access and MRV may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. The Senior Vice President, Human Resources of MRV and the functional equivalent of Optical Access have full power and authority to mutually adopt an amendment to this Agreement (subject to each of their authority to amend Plans). No change or amendment will be made to this Agreement, except by an instrument in writing signed by authorized individuals.

Section 8.10 Termination. This Agreement may be terminated at any time prior to the IPO Closing Date by and in the sole discretion of MRV without the approval of Optical Access. This Agreement may be terminated at any time after the IPO Closing Date and before the Effective Date by mutual consent of MRV and Optical Access. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

Section 8.11 Conflict. In the event of any conflict between the provisions of this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

Section 8.12 Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                          MRV COMMUNICATIONS, INC.,
                                          a Delaware corporation

                                      By:
                                          -----------------------------------
                                          Noam Lotan
                                          Chief Executive Officer

                                          OPTICAL ACCESS, INC.,
                                          a Delaware corporation

                                      By:
                                          -----------------------------------
                                          Guy Avidan
                                          Chief Executive Officer

                                  SCHEDULE 2.7

                                  FOREIGN PLANS

                                 SCHEDULE 4.1(a)

                     OPTICAL ACCESS HEALTH AND WELFARE PLANS



Optical Access Health Plans:

                               SCHEDULE 4.1(c)(i)

                                 THIRD PARTY ASO

                               SCHEDULE 4.1(c)(ii)

                            GROUP INSURANCE POLICIES

                              SCHEDULE 4.1(c)(iii)

                                  HMO AGREEMENT

                                 SCHEDULE 4.2(a)

                          MRV HEALTH AND WELFARE PLANS


MRV Health Plans:

                                  SCHEDULE 6.3

                         TRANSITIONAL STAFFING SERVICES